Exhibit 10.3

MSMCH Loan No. 12-38868

CASH MANAGEMENT AGREEMENT

THIS CASH MANAGEMENT AGREEMENT (this “Agreement”) is made as of November 2, 2012, by and among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (together with its successors and assigns, “Lender”), SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership (“Borrower”), TRS SUBSIDIARY, LLC, a Delaware limited liability company (“Operating Lessee”), HOSPITALITY MANAGEMENT ADVISORS, INC., a Tennessee corporation (“HMA”), KINSETH HOTEL CORPORATION, an Iowa corporation (“KHC”), and STRANDCO, INC., a North Carolina corporation (“SDC”; HMA, KHC and SDC, individually and/or collectively (as the context may require), “Manager”).

Recitals

A. Pursuant to that certain Loan Agreement (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) of even date herewith made by and between Borrower, Operating Lessee and Lender, Lender has made a loan (the “Loan”) to Borrower in the principal amount of $30,622,000.00 as evidenced by that certain note dated the date hereof by Borrower (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

B. The Loan is secured by, among other things, the Security Instrument (as defined in the Loan Agreement) and an assignment of all Rents arising with respect to the Property (as defined in the Loan Agreement). The Loan Agreement, the Note, the Security Instrument and any other documents executed in connection with the Loan are, collectively, referred to herein as the “Loan Documents”.

C. Operating Lessee and HMA have entered into that certain hotel management agreement with respect to the Individual Properties set forth on Schedule I attached hereto, dated as of April 21, 2011, pursuant to which Manager has agreed to manage such Individual Properties.

D. Operating Lessee and KHC have entered into that certain hotel management agreement with respect to the Individual Properties set forth on Schedule II attached hereto, dated as of April 21, 2011, pursuant to which Manager has agreed to manage such Individual Properties.

E. Operating Lessee and SDC have entered into that certain hotel management agreement with respect to the Individual Properties set forth on Schedule III attached hereto, dated as of April 21, 2011, pursuant to which Manager has agreed to manage such Individual Properties.

F. Pursuant to the terms of that certain Restricted Account Agreement (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Restricted Account Agreement”) of even date herewith made by and among Borrower, Lender and Bank (as defined below), Borrower has established with Bank the Restricted Account (as defined in the Restricted Account Agreement).

G. In order to fulfill certain of Borrower’s obligations under the Loan Agreement and the other Loan Documents, Borrower, Operating Lessee and Manager have agreed that all Rents will be deposited into the Restricted Account as described herein, and, upon the direction of Lender under certain circumstances as described herein, that such Rents will be disbursed from the Restricted Account to Lender or its Servicer to be applied in accordance with the terms of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms.

(a) As used herein, the following capitalized terms shall have the respective meanings set forth below:

(i) “Accounts” means, collectively, the Deposit Account, the Tax Subaccount, the Insurance Subaccount, the Debt Service Subaccount, the Franchise Subaccount, the FF&E Expenditure Subaccount and the Cash Management Servicing Fees Subaccount.

(ii) “ACH System” means the automated clearinghouse system.

(iii) “Bank” means Wells Fargo Bank, N.A., or any permitted successor to Bank under the terms of the Restricted Account Agreement.

(iv) “Business Day” means any day other than a Saturday, Sunday or any day on which commercial banks in the State of New York or in the state where the Accounts are located are authorized or required to close.

(v) “Cash Management Servicing Fees Subaccount” has the meaning set forth in Section 2(vi).

(vi) “Cash Sweep Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an Event of Default, (ii) the occurrence of a DSCR Trigger Event or (iii) the occurrence of a Supertel Trigger Period, which such Cash Sweep Period shall expire (A) with regard to any Cash Sweep Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Event of Default (provided that a Cash Sweep Period is not continuing pursuant to clause (ii) or (iii) above), (B) with regard to any Cash Sweep Period commenced in connection with clause (ii) above, upon the date that the Actual Debt Service Coverage Ratio is equal to or greater than 1.35 to 1.00 for three (3) consecutive calendar months (provided that a Cash Sweep Period is not continuing pursuant to clause (i) or (iii) above) or (C) with regard to any Cash Sweep Period commenced in connection with clause (iii) above, upon the Supertel Trigger Period ceasing to exist in accordance with the terms hereof (provided that a Cash Sweep Period is not continuing pursuant to clause (i) or (ii) above).

(vii) “Credit Card Bank Payment Direction Letter” has the meaning set forth in Section 4(c) hereof.

(viii) “Credit Card Banks” has the meaning set forth in Section 4(c) hereof.

(ix) “Credit Card Companies” has the meaning set forth in Section 4(c) hereof.

(x) “Credit Card Company Payment Direction Letter” has the meaning set forth in Section 4(c) hereof.

(xi) “Debt Service Subaccount” has the meaning set forth in Section 2(v) hereof.

(xii) “Deposit Account” has the meaning set forth in Section 2 hereof.

(xiii) “DSCR Trigger Event” means the Actual Debt Service Coverage Ratio being less than 1.25 to 1.00.

(xiv) “Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

(xv) “Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Group (“S&P”), P-1 by Moody’s Investors Service, Inc. (“Moody’s”), and F-1+ by Fitch, Inc. (“Fitch”) in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s.

(xvi) “Event of Default” has the meaning set forth in Section 9 hereof.

(xvii) “Excess Cash Flow” has the meaning set forth in Section 5(b)(ix).

(xviii) “Excess Cash Subaccount” has the meaning set forth in Section 2(vii).

(xix) “Franchise Subaccount” has the meaning set forth in Section 2(iv) hereof.

(xx) “FF&E Expenditure Subaccount” has the meaning set forth in Section 2(iii) hereof.

(xxi) “Insurance Subaccount” has the meaning set forth in Section 2(ii) hereof.

(xxii) “Local Account” means each deposit account set forth on Schedule IV attached hereto.

(xxiii) “Local Bank” means the depository institution where each Local Account is held as set forth on Schedule IV attached hereto. Borrower is not permitted to maintain any Local Accounts at any Local Bank other than those set forth on Schedule IV attached hereto without Lender’s consent.

(xxiv) “Monthly FF&E Expenditure Amount” means the monthly deposit for FF&E Expenditures required pursuant to Section 6.4 of the Loan Agreement.

(xxv) “Monthly Franchise Amount” means the monthly deposit required pursuant to Section 6.5 of the Loan Agreement.

(xxvi) “Monthly Operating Expense Amount” means the monthly amount payable for Operating Expenses as set forth in the Annual Budget not otherwise paid or reserved for in the Accounts described in Sections 2(i), (ii), (iii) and (v) below, together with other amounts incurred by Borrower in connection with the operation and maintenance of the Property and approved by Lender.

(xxvii) “Servicer” means any servicer selected by Lender in its sole and absolute discretion to service the Loan on Lender’s behalf.

(xxviii) “Supertel Trigger Period” means a period (i) commencing upon the date that (a) Supertel Hospitality Inc., a Virginia corporation (“Supertel”) shall (1) voluntarily be adjudicated bankrupt or insolvent, (2) seek or consent to the appointment of a receiver or trustee for itself or for the Property, (3) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (4) make a general assignment for the benefit of creditors, or (5) be unable to pay its debts as they mature; or (b) a court shall enter an order, judgment or decree appointing, without the consent of Supertel, a receiver or trustee for it or for the Property or approving a petition filed against Supertel which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered and (ii) expiring upon Lender’s receipt of evidence reasonably acceptable to Lender that Supertel is no longer insolvent or subject to any bankruptcy or insolvency proceedings, which evidence may include, but not be limited to, a plan of reorganization (and, in the case of such plan of reorganization, the Supertel Trigger Period would end on the effective date of such plan of reorganization).

(xxix) “Tax Subaccount” has the meaning set forth in Section 2(i) hereof.

All terms used but not otherwise defined in this Agreement shall have the same defined meanings set forth in the Loan Agreement, unless the context otherwise requires.

2. Establishment of Accounts. Lender or Servicer, on behalf of Lender, has established an account (the “Deposit Account”) into which all funds in the Restricted Account shall, during the continuance of any Cash Sweep Period, be deposited on a periodic basis as more particularly set forth in the Restricted Account Agreement. Lender or Servicer, on behalf of Lender, shall maintain on a ledger entry basis the following subaccounts of the Deposit Account:

(i) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of Taxes (the “Tax Subaccount”);

(ii) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of Insurance Premiums (the “Insurance Subaccount”);

(iii) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of the Monthly FF&E Expenditure Amount (the “FF&E Expenditure Subaccount”);

(iv) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of the Monthly Franchise Amount (the “Franchise Subaccount”);

(v) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of interest accruing at the Default Rate and late payment charges, if any, and Debt Service payments (the “Debt Service Subaccount”);

(vi) An account into which Borrower shall deposit, or cause to be deposited, the sums required to cover the customary and reasonable cash management servicing fees associated with the administration of the Accounts (the “Cash Management Servicing Fees Subaccount”); and

(vii) An account into which Borrower shall deposit, or cause to be deposited, all Excess Cash Flow, if any (the “Excess Cash Subaccount”).

3. Account Names and Characteristics. The Accounts shall each be in the name of Borrower for the benefit of Lender or, in the event Lender retains a Servicer to service the Loan, the Accounts shall, at Lender’s option, be in the name of Borrower for the benefit of Servicer, as agent for Lender. Each Account shall be maintained as an Eligible Account. The Accounts shall be assigned the federal tax identification number of Borrower, which number is 52-1915958. The Accounts shall, at all times during the term of this Agreement, be under the sole dominion and control of Lender, who shall have the sole right to withdraw funds from the Accounts for application in accordance with this Agreement. Borrower acknowledges and agrees that (i) neither Borrower nor any other party claiming on behalf of, or through, Borrower shall have any right, title or interest, whether express or implied, in the Accounts or to withdraw or make use of any amounts from the Accounts, and (ii) unless required by applicable law, Borrower shall not be entitled to any interest on amounts held in the Accounts, except as expressly set forth in Section 6.9.2 of the Loan Agreement.

4. Deposits into Restricted Account.

(a) Borrower and Manager (i) shall cause all Rents from each Individual Property to be deposited directly into each respective Local Bank and (ii) shall cause each Local Bank to transfer funds on deposit in the applicable Local Account to the Restricted Account (x) two (2) times each calendar week and (y) at any time that the funds on deposit in such Local Account exceed $10,000.00. Without limitation of the foregoing, from and after the date hereof, Borrower shall notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof), which requires a monthly rental payment in excess of $5,000.00, to send directly to the Restricted Account all payments of Rent pursuant to an instruction letter in the form of Exhibit A attached hereto (a “Tenant Direction Letter”). Notwithstanding the foregoing, Borrower shall not be required to deliver a Tenant Direction Letter to the Operating Lessee under the Operating Lease.

(b) Commencing with the first billing statement delivered after the date hereof and for each subsequent statement delivered, Borrower and Manager shall instruct all persons and entities that maintain open accounts with Borrower or Manager or with whom Borrower or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to Borrower or Manager; and Borrower and Manager, as applicable, shall cause such payments to be deposited in each respective Local Bank in accordance with Section 4(a) hereof. Borrower and Manager shall cause the applicable Local Bank to transfer funds on deposit in the applicable Local Account to the Restricted Account in accordance with Section 4(a) hereof. Neither Borrower nor Manager shall direct any such person or entity to make payments due under such accounts in any other manner.

(c) Commencing on the date hereof, Borrower and Manager shall cause all credit card receipts to be deposited directly into the Restricted Account. Without limitation of the foregoing, Borrower shall instruct and shall continuously hereafter instruct each of the credit card banks with which Borrower has entered into agreements for the clearance of credit card receipts (collectively, “Credit Card Banks”) that all credit card receipts with respect to the Property (net of any expenses charged for such processing) cleared by such Credit Card Banks shall be transferred by such Credit Card Banks by wire transfer or the ACH System to Bank for deposit in the Restricted Account pursuant to an instruction letter in the form of Exhibit B attached hereto (a “Credit Card Bank Payment Direction Letter”). Borrower shall also instruct and shall continuously hereafter instruct each of the credit card companies with which Borrower has entered into merchants agreements (collectively, “Credit Card Companies”) that all credit card receipts with respect to the Property (net of any expenses charged for such processing) received by such Credit Card Companies shall be transferred by such Credit Card Companies by wire transfer or the ACH System to Bank for deposit in the Restricted Account pursuant to an instruction letter in the form of Exhibit C attached hereto (a “Credit Card Company Payment Direction Letter”).

(d) If, notwithstanding the provisions of this Section 4, Borrower or Manager receives any Rents or other income from the Property, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts in the Restricted Account within three (3) Business Days of receipt.

(e) Upon Lender’s request from time to time, Borrower shall provide a written statement to Lender itemizing any amounts deposited in the Restricted Account by Borrower or Manager for the period covered by Lender’s request and such supporting documentation as Lender may reasonably require.

5. Deposits; Disbursements.

(a) Deposits. Borrower shall make or cause to be made such deposits into the Accounts as may be required by the Loan Agreement and this Agreement.

(b) Disbursements.

Provided that no Cash Sweep Period has occurred and is continuing, all funds in the Restricted Account shall be transferred to Borrower on each Business Day in accordance with the terms of the Restricted Account Agreement. Upon the occurrence and during the continuance of a Cash Sweep Period, Lender or Servicer, on behalf of Lender, shall, on each Monthly Payment Date, withdraw all funds, if any, on deposit in the Deposit Account and disburse such funds (the “Available Funds”) in the following order of priority:

(i) First, the monthly amount required to be deposited pursuant to the Loan Agreement for the payment of Taxes shall be deposited in the Tax Subaccount;

(ii) Second, the monthly amount required to be deposited pursuant to the Loan Agreement for the payment of Insurance Premiums shall be deposited in the Insurance Subaccount;

(iii) Third, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited in the Debt Service Subaccount;

(iv) Fourth, funds sufficient to pay the Debt Service due on such Monthly Payment Date shall be deposited in the Debt Service Subaccount;

(v) Fifth, funds sufficient to pay the customary and reasonable cash management servicing fees associated with the administration of the Accounts for the calendar month immediately preceding such Payment Date shall be deposited in the Cash Management Servicing Fees Subaccount;

(vi) Sixth, funds sufficient to pay the Monthly FF&E Expenditure Amount shall be deposited in the FF&E Expenditure Subaccount;

(vii) Seventh, funds sufficient to pay the Monthly Franchise Amount shall be deposited in the Franchise Subaccount;

(viii) Eighth, provided that an Event of Default has not occurred, funds sufficient to pay the Monthly Operating Expense Amount for the calendar month in which such Monthly Payment Date occurs shall be disbursed to Borrower pursuant to written instructions provided by Borrower; and

(ix) Ninth, provided that an Event of Default has not occurred, the remaining portion, if any, of the Available Funds (the “Excess Cash Flow”) after deposits for items (i) through (viii) shall be deposited into the Excess Cash Subaccount. Further, by way of clarification, the following items shall not be deemed Rent: (x) any funds transferred to Borrower from the Restricted Account pursuant to the terms of the Restricted Account Agreement and (y) any remaining Excess Cash Flow transferred to Borrower.

6. Withdrawals.

(a) Withdrawals From the Tax Subaccount, the Insurance Premium Subaccount, the Debt Service Subaccount, and the Cash Management Servicing Fees Subaccount. Lender shall have the right to withdraw amounts on deposit in the Tax Subaccount to pay Taxes at the Property on or before the date Taxes are due and payable. Lender shall have the right to withdraw amounts from the Insurance Subaccount to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Lender shall have the right to withdraw amounts from the Debt Service Subaccount to pay default interest and late charges, if any, and to pay the Debt Service due on each Monthly Payment Date. Lender shall have the right to withdraw amounts from the Cash Management Servicing Fees Subaccount to pay customary and reasonable cash management servicing fees which are due and payable to Servicer in connection with the administration of the Accounts.

(b) Requests for Withdrawals from the FF&E Expenditure Subaccount and the Franchise Subaccount. Lender shall disburse funds on deposit in the FF&E Expenditure Subaccount in accordance with the terms of Section 6.4 of the Loan Agreement. Lender shall disburse funds on deposit in the Franchise Subaccount in accordance with the terms of Section 6.5 of the Loan Agreement.

(c) Disbursements from Excess Cash Subaccount. All funds in the Excess Cash Subaccount shall be held as additional collateral for the Loan. Upon the termination of any Cash Sweep Period, provided that no other Cash Sweep Period has occurred and is continuing, Lender shall disburse all funds on deposit in the Excess Cash Subaccount to Borrower pursuant to written instructions provided by Borrower.

(d) Sole Dominion and Control. Borrower and Manager acknowledge and agree that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Bank, subject to the terms hereof. Neither Borrower nor Manager shall have any right of withdrawal with respect to any Account except with the prior written consent of Lender. Lender shall have the right to control the disposition of funds in the Accounts, subject to the terms of this Agreement, without the further consent of Borrower or Manager or any other person or entity.

(e) Deficiencies. Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Accounts and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender. If on any Monthly Payment Date, the amount of the Available Funds is insufficient to make all of the disbursements required to be made in subsections 5(b)(i) through (viii), inclusive, Borrower shall deposit into the Deposit Account on or prior to such Monthly Payment Date, without the need for any notice or demand from Lender, the amount of such deficiency in immediately available funds.

7. Termination of Agreement. This Agreement shall terminate upon the repayment in full of the Loan. Upon any such termination, (i) the funds remaining in the Accounts shall be disbursed to Borrower after first deducting all amounts then currently due and owing to Lender under the Loan Agreement and the other Loan Documents and (ii) Lender shall provide written consent to terminate the Restricted Account Agreement as of the date this Agreement is terminated.

8. Funds in Accounts as Security for the Loan. As security for full payment of the Loan and timely performance of Borrower’s obligations under this Agreement, the Loan Agreement and the other Loan Documents, Borrower hereby pledges, transfers and assigns to Lender, and grants to Lender a continuing security interest in and to the Accounts and all profits and proceeds thereof, which security interest is prior to all other liens (other than customary set-off rights in favor of Bank for customary account fees and debits). Borrower agrees to execute, acknowledge, deliver, file or do, at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Lender by this Section. Other than in connection with the Loan, Borrower has not sold or otherwise conveyed the Accounts. The Accounts constitute “deposit accounts” within the meaning of the Uniform Commercial Code of the State of New York.

9. Default.

(a) Borrower’s and/or Manager’s failure to timely and fully perform its obligations under this Agreement shall constitute a default under this Agreement (“Event of Default”) and also shall constitute an automatic “Event of Default” under and as defined in the Loan Agreement and the other Loan Documents, and the occurrence of an “Event of Default” under and as defined in the Loan Agreement or any of the other Loan Documents shall constitute an automatic Event of Default under this Agreement.

(b) Upon the occurrence of an Event of Default under this Agreement, Lender shall have the continuing exclusive control of, and right to withdraw and apply, the funds in the Restricted Account and the Accounts to payment of any and all debts, liabilities and obligations of Borrower to Lender pursuant to or in connection with this Agreement, the Loan Agreement and the other Loan Documents, in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply funds in the Restricted Account and the Accounts shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Loan Agreement and the other Loan Documents and at law or in equity as a result of Borrower’s default. Lender’s continuation of payments from the Accounts when and as contemplated by this Agreement shall not be deemed Lender’s waiver or a cure of any default by Borrower.

(c) Without in any way limiting any of Lender’s other rights and remedies hereunder or under the Loan Agreement or the other Loan Documents, upon the occurrence of an Event of Default under this Agreement and/or during the continuation of any Cash Sweep Period, Borrower hereby acknowledges and agrees that Lender shall have the right, at its option, to deliver written notice to Bank directing Bank to disburse all available funds then and thereafter on deposit in the Restricted Account to an account designated by Lender (which account may, in Lender’s sole discretion, be the Deposit Account) in accordance with the terms of the Restricted Account Agreement.

10. Fees and Expenses. Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender for all fees, charges, costs and expenses in connection with the Accounts, this Agreement and the enforcement hereof, including, without limitation, the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

11. Miscellaneous.

(a) Notices. All notices and other communications under this Agreement will be made in writing and given in accordance with this Section. Notices are to be addressed to each party as provided below and will be deemed to have been duly given (i) on being given by hand, if such party’s receipt thereof is acknowledged in writing, (ii) one Business Day after having been timely deposited for overnight delivery, fee prepaid, with any reputable overnight courier service with a reliable tracking system, (iii) three Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested or (iv) on being sent by facsimile as of when confirmation of receipt is electronically recorded. Each party may establish a new address from time to time by written notice to the other given in accordance with this Section; provided, however, that no change of address will be effective until written notice thereof actually is received by the party to whom such change of address is sent. Notice to outside counsel designated by a party entitled to receive notice is for convenience only and is not required for notice to a party to be effective in accordance with this Section.

Address for Lender:	Morgan Stanley Mortgage Capital Holdings LLC 1585 Broadway 10th Floor New York, New York 10036 Attention: Stephen Holmes Facsimile No. (212) 507-4859

With a copy to:	Alston & Bird LLP 90 Park Avenue New York, New York 10016 Attn: Ellen M. Goodwin, Esq. Facsimile: (212) 210-9447

Address for Borrower:	Solomons Beacon Inn Limited Partnership 1800 W. Pasewalk Ave., Suite 200 Norfolk, NE 68701 Attention: Chief Financial Officer Facsimile No. 402.371.4229

With a copy to:	McGrath North Mullin & Kratz, PC LLO 1601 Dodge Street, Suite 3700 Omaha, NE 68102 Attention: Jason Benson Facsimile No. 402.952.6864

Address for Operating Lessee:	TRS Subsidiary, LLC 1800 W. Pasewalk Ave., Suite 200 Norfolk, NE 68701 Attention: Chief Financial Officer Facsimile No. 402.371.4229

With a copy to:	McGrath North Mullin & Kratz, PC LLO 1601 Dodge Street, Suite 3700 Omaha, NE 68102 Attention: Jason Benson Facsimile No. 402.952.6864

Address for HMA:	Hospitality Management Advisors, Inc. 277 German Oak Drive Cordova, TN 38018 Attention: Charles G. Swan, President Facsimile No. (901) 755-8230

Address for KHC:	Kinseth Hotel Corporation 2 Quail Creek Circle North Liberty, IA 52317 Attention: Chief Executive Officer Facsimile No. (319) 626-8350

Address for SDC:	Strandco, Inc. 1109 48th Avenue North, Suite 211 Myrtle Beach, SC 29577 Attention: John Pharr Facsimile No. (843) 365-5486

(b) Entire Agreement; Modification. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior discussions, representations, communications and agreements (oral and written) by and among the parties hereto with respect thereto. Neither this Agreement nor any terms hereof shall be waived, modified, supplemented or terminated in any manner whatsoever, except by a written instrument signed by all parties hereto and then only to the extent expressly set forth in such writing.

(c) Binding Effect; Joint and Several Obligations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted assigns, whether by voluntary action of the parties or by operation of law. The foregoing shall not be construed, however, to permit assignments or transfers otherwise prohibited under the Loan Agreement or the other Loan Documents. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform Borrower’s obligations under this Agreement.

(d) Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a fully executed agreement even though all signatures do not appear on the same document.

(e) Unenforceable Provisions. If any provision of this Agreement is found by competent judicial authority to be invalid or unenforceable, the other provisions of this Agreement that can be carried out without the invalid or unenforceable provision will not be affected, and such invalid or unenforceable provision will be ineffective only to the extent of such invalidity or unenforceability and otherwise construed to the greatest extent possible to accomplish fairly the purposes and intentions of the parties hereto.

(f) Ambiguity; Headings and Construction of Certain Terms. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. The parties to this Agreement agree that this Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the parties hereto. Words used in this Agreement may be used interchangeably in singular or plural form, and any pronoun shall be deemed to cover all genders. Section headings are for convenience only and shall not be used in interpretation of this Agreement. “Herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and “section” refers to the entire section and not to any particular subsection, paragraph or other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated. References to the “Loan Agreement” and the other “Loan Documents” shall mean such original documents and all renewals, modifications and supplements to the foregoing.

(g) Governing Law. This Agreement shall be governed by the laws of the State of New York (without giving effect to its conflicts of law rules), except with regard to payment of checks and other items and other issues relating to the operations of the Accounts or any other account to which funds from the Accounts are transferred, which issues shall be governed by the laws of the state where the Accounts or such other account are located.

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IN WITNESS WHEREOF, the parties hereto have executed this Cash Management Agreement as of the date first above written.

BORROWER:

SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership

By:	Solomons GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Kelly A. Walters
	Name:	Kelly A. Walters
	Title:	President

OPERATING LESSEE:

TRS SUBSIDIARY, LLC, a Delaware limited liability company

By: TRS Leasing, Inc., a Virginia corporation, its sole member

By:	/s/ Kelly A. Walters
	Name:	Kelly A. Walters
	Title:	President

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Cynthia Eckes
	Name:	Cynthia Eckes
	Title	Authorized Signatory

MANAGER:

HOSPITALITY MANAGEMENT ADVISORS,, INC., a Tennessee corporation

By:	/s/ Roy Stephenson
	Name:	Roy Stephenson
	Title:	Secretary / Treasurer

KINSETH HOTEL CORPORATION, an Iowa corporation

By:	/s/ Bruce Kinseth
	Name:	Bruce Kinseth
	Title:	Vice President

STRANDCO, INC., a North Carolina corporation

By:	/s/ John W. Pharr
	Name:	John W. Pharr
	Title:	President

EXHIBIT A

Form of Tenant Direction Letter

[BORROWER LETTERHEAD]

                 , 200

[Tenants under Leases]

•	Lease dated between , as Landlord, and , as Tenant, concerning premises known as

Gentlemen:

This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of                      as lender (“Lender”), to secure certain of the undersigned’s obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

[Borrower Name] c/o [Restricted Account Address]
Attention:

The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind or modify the instructions contained herein.

Sincerely, [BORROWER]

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.

[Tenant]

By:
Name:
Its:

Dated as of: , 200

2

EXHIBIT B

Form of Credit Card Bank Payment Direction Letter

[BORROWER LETTERHEAD]

[Date]

[Addressee]

•	Payment Direction Letter for (the “Property”)

Dear [            ]:

                    (the “Owner”), the owner of the Property has mortgaged the Property to                                         (the “Lender”) and Owner has agreed that all receipts received with respect to the Property will be paid directly to a bank selected by the Lender. Therefore, from and after [DATE], please remit all credit card receipts cleared by you and due to the Owner [under that certain [REFERENCE AGREEMENT], dated [        ], [            ] (the “Agreement”) between the Owner and you by transfer of such amounts by the ACH system or wire transfer to the following account:

Bank Name
ABA#

Attn:

Fax:

Account of Restricted Account

Account #

These payment instructions cannot be withdrawn or modified without the prior written consent of the Lender or its designee, or pursuant to a joint written instruction from Owner and the Lender or its designee. Until you receive written instructions from the Lender or its designee, continue to send all payments due under the Agreement to [Bank Name]. All payments due under the Agreement shall be remitted to [Bank Name] no later than the day on which such amounts are due.

If you have any questions concerning this letter, please contact [            ] at [            ]. We appreciate your cooperation in this matter.

Sincerely,

By:
Name:
Title:

2

EXHIBIT C

Form of Credit Card Company Payment Direction Letter

[BORROWER LETTERHEAD]

[Date]

[Addressee]

•	Payment Direction Letter for (the “Property”)

Dear [            ]:

                    (the “Owner”), the owner of the Property has mortgaged the Property to                                     (the “Lender”) and the Owner has agreed that all receipts received with respect to the Property will be paid directly to a bank selected by the Lender. Therefore, from and after [DATE], please remit all payments due to the Owner under that certain [REFERENCE AGREEMENT], dated [        ], [            ] (the “Agreement”) between the [Owner] [Lessee] [Manager] and you, as follows:

Bank Name
ABA#

Attn:

Fax:

Account of Restricted Account

Account #

These payment instructions cannot be withdrawn or modified without the prior written consent of the Lender or its designee, or pursuant to a joint written instruction from the Owner and the Lender or its designee. Until you receive written instructions from the Lender or its designee, continue to send all payments due under the Agreement to [Bank]. All payments due under the Agreement shall be remitted to [Bank] no later than the day on which such amounts are due.

If you have any questions concerning this letter, please contact [            ] at [            ]. We appreciate your cooperation in this matter.

Sincerely,

By:
Name:
Title:

2

SCHEDULE I

(Individual Properties managed by HMA)

201 Ocean Drive, Key Largo, Florida 33037

96 Daniel Drive, Danville, Kentucky 40422

3

SCHEDULE II

(Individual Properties managed by KHC)

3001 Kirkwood Street, Burlington, Iowa 52601

611 1st Avenue, Coralville (Iowa City Area), Iowa 52241

804 West Taylor Street, Creston, Iowa 50801

3511 Main Street, Keokuk, Iowa 52632

1000 North Grand Avenue, Mt. Pleasant, Iowa 52641

101 West Milwaukee Avenue, Storm Lake, Iowa 50588

3108 North Broadway Street, Pittsburg, Kansas 66762

106 East Highway 20, O’Neill, Nebraska 68763

1622 North Broadway Street, Menomonie, Wisconsin 54751

3000 New Pinery Road, Portage, Wisconsin 53901

4

SCHEDULE III

(Individual Properties managed by SDC)

2012 East Marion Street, Shelby, North Carolina 28152

3301 Black Gap Road, Chambersburg, Pennsylvania 17202

1740 New Butler Road, New Castle, Pennsylvania 16101

185 James Asbury Drive NW, Cleveland, Tennessee 37312

890 Willis Lane, Culpeper, Virginia 22701

2108 South Main Street, Farmville CI, Virginia 23901

2011 South Main Street, Farmville DI, Virginia 23901

1730 North Main Street, Rocky Mount, Virginia 24151

225 Comfort Inn Drive, Morgantown, West Virginia 26508

136 Ambrose Lane, Princeton, West Virginia 24740

5

SCHEDULE IV

Local Accounts

6